Exhibit 3.2

Kinove Luxembourg Holdings 2 S.à r.l.

Société à responsabilité limitée

Siège social: 15, rue Edward Steichen

L-2540 Luxembourg

Capital social: EUR 43.750.000,-

R.C.S. Luxembourg: B 160558

ASSEMBLEE GENERALE EXTRAORDINAIRE

DU 8 MAI 2014.

NUMERO

In the year two thousand and fourteen, on the eighth day of May.

Before the undersigned Maître Henri Hellinckx, notary residing in Luxembourg, Grand Duchy of Luxembourg.

There appeared:

1) Kinove Luxembourg Holdings 1 S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, having its registered office at 15, rue Edward Steichen, L-2540 Luxemburg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under registration number B 160655, duly represented by Mr. Brian Gillot, licencié en droit, having his professional address in Luxembourg, Grand Duchy of Luxembourg, by virtue of a proxy given on 7 May 2014; and

2) Kinove Luxembourg Coinvestment S.C.A., a société en commandite par actions incorporated and existing under the laws of Luxembourg, having its registered office at 26-28, rue Edward Steichen, L-2540 Luxemburg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under registration number B 166469, duly represented by Mr. Brian Gillot, licencié en droit, having his professional address in Luxembourg, Grand Duchy of Luxembourg, by virtue of a proxy given on 7 May 2014.

The above proxies, after having been signed ne varietur by the proxy-holders and the undersigned notary, shall remain attached to this deed in order to be registered therewith.

The appearing parties are the shareholders (the “Shareholders”) of Kinove Luxembourg Holdings 2 S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, having its registered office at 15, rue Edward Steichen, L-2540 Luxemburg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under registration number B 160558, incorporated on 13 April 2011 pursuant to a deed of Maître Patrick Serres, notary residing in Remich, Grand Duchy of Luxembourg, published with the Mémorial C Recueil des Sociétés et Associations number 1658 on 22 July 2011. The articles of association have been last amended for the last time on 28 July 2011, pursuant to a deed of Maître Joseph Elvinger, notary residing in Luxembourg, Grand Duchy of Luxembourg, published on 11 October 2011 in the Mémorial C, number 2435, Recueil des Sociétés et Associations (the “Company”).

The Shareholders then reviewed the following agenda (the “Agenda”):

AGENDA

1. Change of name of the Company from “Kinove Luxembourg Holdings 2 S.à r.l.” to “Orion Engineered Carbons S.à r.l.”;

2. Restatement of article 1 of the Company’s articles of association to reflect the above.

Further to the review of the different items composing the Agenda, the Shareholders, representing the entire share capital of the Company, requested the notary to act the following resolutions:

First resolution

The Shareholders unanimously resolve to change the name of the Company from “Kinove Luxembourg Holdings 2 S.à r.l.” to “Orion Engineered Carbons S.à r.l”.

Second resolution

As a consequence of the foregoing resolution, the Shareholders unanimously resolve to amend article 1 of the Company’s articles of association in order to read as follows:

“Art. 1.Name. There hereby exists among the current owners of the shares and/or anyone who may be a shareholder in the future, a company in the form of a société à responsabilité limitée under the name of “Orion Engineered Carbons S.à r.l.” (the “Company”).”

The undersigned notary who understands and speaks English, states herewith that on request of the above appearing person, the present deed is worded in English, followed by a German translation. On express request of the same appearing person, and in case any divergences would arise between the German and the English text, the English text will prevail.

Whereof the present notarial deed was drawn up in Luxembourg, on the day named at the beginning of this document.

The document having been read to the proxyholder of the to the persons appearing, known to the notary by surname, name and residence, said person signed together with Us, the notary, the present original deed.

Es folgt die deutsche Übersetzung:

Im Jahre zweitausendundvierzehn, am achten Mai.

Vor dem unterzeichneten Notar Henri Hellinckx, Notar mit Amtssitz in Luxemburg, Großherzogtum Luxemburg.

Sind erschienen:

1) Kinove Luxembourg Holdings 1 S.à r.l., eine gemäß dem Recht des Großherzogtums Luxemburg gegründete und bestehende société à responsabilité limitée mit eingetragenem Sitz in 15, rue Edward Steichen, L-2540 Luxemburg, Großherzogtum Luxemburg, eingetragen im luxemburgischen Handelsregister unter der Nummer B 160655, ordnungsgemäß vertreten durch Herrn Brian Gillot, licencié en droit, mit beruflicher Adresse in Luxemburg, Großherzogtum Luxemburg, kraft einer am 7. Mai 2014 erteilten Vollmacht;

2) Kinove Luxembourg Coinvestment S.C.A., eine gemäß dem Recht des Großherzogtums Luxemburg gegründete und bestehende société en commandite paractions mit eingetragenem Sitz in 26-28, rue Edward Steichen, L-2540 Luxemburg, Großherzogtum Luxemburg, eingetragen im luxemburgischen Handelsregister unter der Nummer B 166469, ordnungsgemäß vertreten durch Herrn Brian Gillot, licencié en droit, mit beruflicher Adresse in Luxemburg, Großherzogtum Luxemburg, kraft einer am 7. Mai 2014 erteilten Vollmacht;

Nach Unterzeichnung der Vollmachten ne varietur durch den Bevollmächtigten und den unterzeichneten Notar sollen diese dieser Urkunde beigefugt bleiben, um mit derselben registriert zu werden.

Die erschienenen Parteien sind samtliche Gesellschafter (die “Gesellschafter”) der Kinove Luxembourg Holdings 2 S.à r.l., eine gemäß dem Recht des Großherzogtums Luxemburg gegründete und bestehende société à responsabilité limitée mit eingetragenem Sitz in 15, rue Edward Steichen, L-2540 Luxemburg, Großherzogtum Luxemburg, eingetragen im luxemburgischen Handelsregister unter der Nummer B 160558, gegründet am 13. April 2011 entsprechend einer Urkunde des Notars Patrick Serres, Notar mit Amtssitz in Remich, Großherzogtum Luxemburg, veroffentlicht im Mémorial C Recueil des Sociétés et Associations am 22. Juli 2011 unter der Nummer 1658. Die Satzung der Gesellschaft wurde zuletzt am 28. Juli 2011 entsprechend einer Urkunde des Notars Joseph Elvinger, Notar mit Amtssitz in Luxemburg, Großherzogtum Luxemburg, geändert, welche am 11. October 2011 im Mémorial C, Nummer 2435, Recueil des Sociétés et Associations veröffentlicht wurde (die “Gesellschaft”).

Die Gesellschafter erwogen sodann die folgende Tagesordnung (die “Tagesordnung”):

TAGESORDNUNG

1. Umfirmierung der Gesellschaft von “Kinove Luxembourg Holdings 2 S.à r.l.” in “Orion Engineered Carbons S.à r.l.”;

2. Neuformulierung des Artikels 1 der Satzung der Gesellschaft.

Nach Erwägung der verschiedenen Tagesordnungspunkte ersuchten die Gesellschafter, die das gesamte Gesellschaftskapital vertreten, den Notar Folgendes zu beurkunden:

Erster Beschluss

Die Gesellschafter beschließen die Umfirmierung der Gesellschaft von “Kinove Luxembourg Holdings 2 S.à r.l.” in “Orion Engineered Carbons S.à r.l.”.

Zweiter Beschluss

In Folge des obigen ersten Beschlusses beschließen, die Gesellschafter einstimrnig Artikel 1 der Satzung der Gesellschaft wie folgt zu ändern:

“Art. 1. Firma. Hierdurch besteht zwischen den derzeitigen Inhabern der Anteile und/oder jeder anderen Person, die künftig Gesellschafter sein wird, eine Gesellschaft in Form einer société à responsabilité limitée unter der Firma “Orion Engineered Carbons S.à r.l.” (die “Gesellschaft”).”

Der unterzeichnete Notar, der Englisch versteht und spricht, erklärt hiermit, dass die Urkunde auf Anfrage der erschienenen Partei auf Englisch geschrieben ist, gefolgt von einer deutschen Übersetzung. Auf Anfrage derselben erschienenen Partei und im Falle von Abweichungen zwischen dem englischen und dem deutschen Text, soll die englische Fassung vorrangig sein.

Aufgenommen wurde die gegenwärtige Urkunde in Luxemburg, Großherzogtum Luxemburg, an dem am Anfang dieses Dokuments genannten Tag.

Nach Verlesung der Urkunde an die erschienene Partei, dem Notar mit Namen, Vornamen und Wohnsitz bekannt, hat der Bevollmächtigte diese Originalurkunde zusammen mit dem Notar unterzeichnet.